Carolina Financial
CORPORATION

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IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on October 23, 2017.

Vote by Internet

- Go to **www.investorvote.com/CARO**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote "FOR" each of the proposals listed.

Proposal	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger and Reorganization, dated as of June 9, 2017, by and between First South Bancorp, Inc. ("First South") and Carolina Financial Corporation ("Carolina Financial"), as it may be amended from time to time, under which First South will merge with and into Carolina Financial, a copy of which is included as Annex A to the joint proxy statement/prospectus.	☐	☐	☐
2. Approval of the issuance of shares of Carolina Financial common stock, $0.01 par value per share, to stockholders of First South in connection with the merger.	☐	☐	☐
3. Approval of the adjournment of the Carolina Financial special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve proposals 1 and 2 listed above.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the special meeting or any adjournment of the special meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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SPECIAL MEETING OF STOCKHOLDERS — October 24, 2017 The undersigned hereby appoints W. Scott Brandon and Robert G. Clawson, Jr. with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Carolina Financial Corporation (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Meeting”) to be held at the Charleston Country Club, 1 Country Club Drive, Charleston, SC 29412, at 4:00 p.m. and at any and all adjournments and postponements thereof. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. Proxy — Carolina Financial Corporation qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.